POWER OF ATTORNEY





KNOW ALL MEN BY THESE PRESENTS:

The undersigned hereby constitute and appoint George J. Holway or Jeffery L. Klinger, or either of them, are true and lawful attorneys and agents with full power of substitution and resubstitution to sign in my name, place and stead the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999, and documents and exhibits in connection therewith, and to file the same with the Securities and Exchange Commission, with said attorneys to have full power and authority to do and perform, in my name and on my behalf and on the name and behalf of the Company every act whatsoever which said attorneys may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as I might or could do in person or the Company might or could do by properly authorized agents.

Witness my hand this 17th day of June, 1999.



           Signature                                      Title



------------------------------------
      Irl F. Engelhardt                      Chairman, Chief Executive Officer
                                             and Director
/s/ Richard M. Whiting
------------------------------------
      Richard M. Whiting                     President, Chief Operating Officer
                                             and Director

/s/ Henry E. Lentz
------------------------------------
      Henry E. Lentz                         Vice President, Assistant Secretary
                                             and Director

/s/ Roger H. Goodspeed
------------------------------------
      Roger H. Goodspeed                     Director

/s/ Alan H. Washkowitz
------------------------------------
      Alan H. Washkowitz                     Director